UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2021

Janux Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40475	82-2289112
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11099 N. Torrey Pines Road, Suite 290 La Jolla, California		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 750-4700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JANX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On September 7, 2021, the Board of Directors (the “Board”) of Janux Therapeutics, Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed (i) Ronald Barrett, Ph.D. as a Class I director of the Company, with a term of office expiring at the 2022 annual meeting of stockholders, and (ii) Alana McNulty as a Class II director of the Company, with a term of office expiring at the 2023 annual meeting of stockholders. There are no arrangements or understandings between Dr. Barrett or Ms. McNulty and any other person pursuant to which either of Dr. Barrett or Ms. McNulty was selected as a director. In addition, there are no transactions in which Dr. Barrett or Ms. McNulty has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Pursuant to the Company’s compensation policy for non-employee directors (the “Compensation Policy”), each of Dr. Barrett and Ms. McNulty (i) will receive an annual cash retainer of $40,000 for service as a member of the Board and (ii) was granted on the effective date of appointment to the Board an option to purchase 30,000 shares of the Company’s common stock, which will vest monthly over a three-year period from the date of grant. For 2021, Dr. Barrett and Ms. McNulty’s annual cash retainer amount will be pro-rated and in accordance with the Compensation Policy. The Compensation Policy also provides for further automatic annual option grants to purchase 12,500 shares of the Company’s common stock on the date of each annual meeting of stockholders, which will vest in equal monthly installments over the 12 months following the date of grant provided that such option grant will vest in full upon the date of the Company’s next annual meeting of stockholders. Each of the option grants described above will vest in full in the event of a change in control (as defined in the Company’s 2021 Equity Incentive Plan) provided each of Dr. Barrett and Ms. McNulty remains in continuous service with the Company as of immediately prior to such change in control. Dr. Barrett and Ms. McNulty have entered into the Company’s standard form of Indemnity Agreement for directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANUX THERAPEUTICS, INC.

Date: September 9, 2021	By:	/s/ David Campbell, Ph.D.
David Campbell, Ph.D.
President and Chief Executive Officer